Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-11 (No 333-265588) and the Prospectus therein of J.P. Morgan Real Estate Income Trust, Inc. of our report dated March 18, 2024 relating to the financial statements and financial statement schedule, which appears in J.P. Morgan Real Estate Income Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 11, 2024